UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2012

The Medicines Company

(Exact name of registrant as specified in charter)

Delaware	000-31191	04-3324394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 290-6000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 11, 2012, The Medicines Company (the “Company”) completed its private offering of $275,000,000 aggregate principal amount of its 1.375% convertible senior notes due 2017 (“Notes”) and entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), governing the Notes.  The aggregate principal amount of Notes sold reflects the exercise in full by the initial purchasers of the Notes of their option to purchase up to an additional $50 million in aggregate principal amount of the Notes.

The Company estimates that the net proceeds from the offering, including net proceeds from the exercise in full by the initial purchasers of the Notes of their option to purchase up to an additional $50 million in aggregate principal amount of the Notes, will be approximately $266.2 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company.

The Notes will bear cash interest at a rate of 1.375% per year, payable semi-annually on June 1 and December 1 of each year, beginning on December 1, 2012. The Notes will mature on June 1, 2017.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding March 1, 2017 only under the following circumstances: (1) during any calendar quarter commencing on or after September 1, 2012 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the ‘‘measurement period’’) in which the trading price (as defined herein) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events, including a merger or a sale of all or substantially all of our assets.  On or after March 1, 2017, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and deliver shares of the Company’s common stock in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted, subject to a daily share cap.

The conversion rate for the Notes will initially be 35.8038 shares of the Company’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $27.93 per share of the Company’s common stock. The initial conversion price of the Notes represents a premium of approximately 22.5% to the last reported sale price per share of the Company’s common stock of $22.80 per share on June 5, 2012, the date that the Company priced the private offering of the Notes.

The Company may not redeem the Notes prior to maturity.  No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

If the Company undergoes a fundamental change, as defined in the Indenture, subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are senior unsecured obligations of the Company and will rank senior in right of payment to the Company’s future indebtedness, if any, that is expressly subordinated in right of payment to the Notes and equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated.  The Notes are effectively junior in right of payment to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness and are structurally junior to all existing and future indebtedness and other liabilities (including trade payables) incurred by the Company’s subsidiaries.

The Indenture contains customary events of default with respect to the Notes, including that upon certain events of default (including the Company’s failure to make any payment of principal or interest on the Notes when due and payable) occurring and continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders (subject to the provisions of the Indenture) shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable.  In case of an event of default involving certain events of bankruptcy, insolvency or reorganization, involving the Company or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

The above description of the Indenture and the Notes is qualified in its entirety by reference to the terms of the Indenture, filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 above is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 above is incorporated herein by reference.

On June 5, 2012, the Company entered into convertible note hedge transactions and warrant transactions with one or more of the initial purchasers of the Notes or their respective affiliates or other financial institutions (the “Option Counterparties”).  In connection with the exercise in full by the initial purchasers of their option to purchase up to an additional $50 million in aggregate principal amount of the Notes, on June 7, 2012, the Company entered into additional convertible note hedge transactions and additional warrant transactions with the Option Counterparties.  The Company used approximately $19.8 million of the net proceeds from the offering to pay the cost of the convertible note hedge transactions and the additional convertible note hedge transactions (after such cost was partially offset by the proceeds to the Company from the sale of warrants in the warrant transactions and the additional warrant transactions).

The convertible note hedge transactions, including the additional convertible note hedge transactions, are expected to reduce the potential dilution with respect to shares of the

Company’s common stock upon any conversion of the Notes. The warrant transactions, including the additional warrant transactions, will have a dilutive effect with respect to the Company’s common stock to the extent that the market price per share of the Company’s common stock, as measured under the terms of the warrant transactions, exceeds the applicable strike price of the warrants. However, subject to certain conditions, the Company may elect to settle all of the warrants in cash.

The Notes, the warrants and the underlying shares of the Company’s common stock issuable upon conversion of the Notes, if any, or upon exercise of the warrants sold pursuant to the warrant transactions (including the additional warrant transactions) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Notes were offered and sold to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and were resold by the initial purchasers only to qualified institutional buyers in accordance with Rule 144A under the Securities Act.  The warrants were offered and sold in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Item 8.01.  Other Events.

The Company used approximately $50 million of the net proceeds of the offering to repurchase 2,192,982 shares of its common stock from purchasers of the Notes in privately negotiated transactions effected through one of the initial purchasers of the Notes. The Company repurchased the shares of its common stock in these transactions at a price of $22.80 per share, which was the last reported sale price per share of the Company’s common stock on June 5, 2012, the date that the Company priced the private offering of the Notes.  In addition, following the offering, the Company may from time to time repurchase additional shares of its common stock and may use net proceeds from the offering to make such repurchases. Any future repurchases could affect the market price of the Company’s common stock or the Notes.

Safe Harbor

Statements contained in this Form 8-K about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward- looking statements. Important factors that may cause or contribute to such differences include whether and in what amount the Company may repurchase shares of its common stock in the future, the dilutive effect of the convertible note hedge transactions and the warrant transactions (including the additional convertible note hedge transactions and the additional warrant transactions) on the Company’s common stock, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on May 10, 2012, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

4.1                                 Indenture (including Form of Notes), dated as of June 11, 2012, by and between The Medicines Company and Wells Fargo Bank, National Association, a national banking association, as trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: June 14, 2012	By:	/s/ Glenn P. Sblendorio
	Name:	Glenn P. Sblendorio
	Title:	President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Indenture (including Form of Notes), dated as of June 11, 2012, by and between The Medicines Company and Wells Fargo Bank, National Association, a national banking association, as trustee